                                                                      Exhibit 11


                  NEWMONT MINING CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                        (In thousands, except per share)

PRIMARY EARNINGS PER SHARE CALCULATION

                                                 Years Ended December 31,
                                             --------------------------------
                                               1995        1994        1993
                                             --------    --------    --------
  INCOME DATA:

    Income before cumulative
      effect of change in
      accounting principle                   $112,634    $ 76,121    $ 94,669
    Preferred stock dividends                 (11,157)    (15,813)    (15,910)
                                             --------    --------    --------
    Income before cumulative
      effect of change in
      accounting principle
      applicable to common
      shares                                  101,477      60,308      78,759
    Cumulative effect of
      change in accounting
      principle                                  -           -         38,470
                                             --------    --------    --------
    Net income applicable to
      common shares                          $101,477    $ 60,308    $117,229
                                             ========    ========    ========

  COMMON AND COMMON EQUIVALENT SHARES:

    Weighted average common
      shares                                   86,876      85,948      85,286
    Equivalent common shares
      from stock options                          130         199         176
                                             --------    --------    --------
    Common and common
      equivalent shares                        87,006      86,147      85,462
                                             ========    ========    ========

  EARNINGS PER COMMON SHARE:

    Income before cumulative
      effect of change in
      accounting principle                   $   1.17    $   0.70    $   0.92
    Cumulative effect of
      change in accounting
      principle                                  -           -           0.45
                                             --------    --------    --------
    Net income per common and
      common equivalent
      shares                                 $   1.17    $   0.70    $   1.37
                                             ========    ========    ========

                                  Page 1 of 2

                                                                      Exhibit 11

                  NEWMONT MINING CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                        (In thousands, except per share)



FULLY DILUTED EARNINGS PER SHARE CALCULATION
--------------------------------------------


                                                    Years Ended December 31,
                                                --------------------------------
                                                  1995        1994        1993
                                                --------    --------    --------
  INCOME DATA:

    Income before cumulative
      effect of change in
      accounting principle                      $112,634    $ 76,121    $ 94,669
    Cumulative effect of
      change in accounting
      principle                                     -           -         38,470
                                                --------    --------    --------
    Net income applicable to
      common shares                             $112,634    $ 76,121    $133,139
                                                ========    ========    ========

  COMMON AND COMMON EQUIVALENT SHARES:

    Weighted average common
      shares                                      86,876      85,948      85,286
    Equivalent common shares
      from stock options                             267         199         352
    Equivalent common shares
      from conversion of
      preferred stock                              5,583       7,899       7,899
                                                --------    --------    --------
    Common and common
      equivalent shares                           92,726      94,046      93,537
                                                ========    ========    ========

  EARNINGS PER COMMON SHARE:

    Income before cumulative
      effect of change in
      accounting principle                      $   1.21    $   0.81    $   1.01
    Cumulative effect of
      change in accounting
      principle                                     -           -           0.41
                                                --------    --------    --------
    Net income per common
      and common equivalent
      shares                                    $   1.21    $   0.81    $   1.42
                                                ========    ========    ========


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